UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2011

Kratos Defense & Security Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27231	13-3818604
(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

4820 Eastgate Mall, San Diego, CA  92121
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 812-7300

N/A
(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On March 30, 2011, Kratos Defense & Security Solutions, Inc. (the “Company”) completed its acquisition of Herley Industries, Inc. (“Herley”) pursuant to an Agreement and Plan of Merger dated February 7, 2011 (the “Merger Agreement”), by and among the Company, Lanza Acquisition Co., an indirect wholly-owned subsidiary of the Company (“Merger Sub”), and Herley.  Pursuant to the terms of the Merger Agreement, Merger Sub commenced a cash tender offer on February 7, 2011 to purchase all of the outstanding shares of Herley common stock (the “Offer”), which offer was completed on March 30, 2011.  Following the completion of the Offer, Merger Sub merged with and into Herley (the “Merger”) with Herley continuing as an indirect wholly-owned subsidiary of the Company.

A copy of the Company’s press release, dated March 30, 2011, announcing the completion of the Offer and the Merger, was filed as Exhibit (a)(5)(E) to the Company’s Schedule TO-T/A, filed with the SEC on March 31, 2011, and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The historical financial statements required by this Item 9.01(a) will be filed by an amendment to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 29, 2011 (the “Tender Offer 8-K”) not later than 71 calendar days after the date on which the Tender Offer 8-K was required to be filed.

(b)  Pro Forma Financial Statements.

The pro forma financial statements required by this Item 9.01(b) will be filed by an amendment to the Tender Offer  8-K not later than 71 calendar days after the date on which the Tender Offer  8-K was required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.

By: /s/ Deborah Butera
Deborah Butera
Senior Vice President, General Counsel and Secretary/Registered In-House Counsel

Date:  April 5, 2011